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                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER (the 'Merger Agreement'), dated as of November 8, 1994, by and among STANT CORPORATION, a Delaware corporation ('Purchaser'), STANT EXPANSION CORPORATION, a New York corporation and a wholly-owned subsidiary of Purchaser ('Sub'), and TRICO PRODUCTS CORPORATION, a New York corporation (the 'Company').
                              W I T N E S S E T H :

                 WHEREAS, the Boards of Directors of Purchaser and the Company have approved the acquisition of the Company by Purchaser;

                 WHEREAS, in furtherance of such acquisition, Purchaser proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Merger Agreement, the 'Offer'), to purchase all the issued and outstanding shares of Common Stock, no par value, of the Company (the 'Company Common Stock'), at a price per share of Company Common Stock of $85.00, net to the seller in cash (such price, the 'Offer Price'), upon the terms and subject to the conditions set forth in this Merger Agreement; and the Board of Directors of the Company has approved the Offer and is recommending that the Company's Stockholders accept the Offer;

                 WHEREAS, the Boards of Directors of Purchaser and the Company have approved the Offer and the merger of Sub into the Company (the 'Merger'), upon the terms and subject to the conditions set forth in the Offer and herein;

                 WHEREAS, concurrently with the execution and delivery of this Merger Agreement the Purchaser and Sub have entered into an agreement with certain stockholders of the Company pursuant to which such stockholders, among other things, have agreed to tender pursuant to the Offer the shares of Company Common Stock held by such stockholders and have granted to Sub the option to purchase such shares in certain events;

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                 NOW, THEREFORE,  in consideration of the foregoing premises and representations, warranties and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

                 Section 1.1 The Offer. (a) Subject to the provisions of this Merger Agreement, as promptly as practicable, but in no event later than November 15, 1994, Sub shall, and Purchaser shall cause Sub to, commence the Offer. The obligation of Sub to, and of Purchaser to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (any of which may be waived in whole or in part by Sub in its sole discretion) and to the terms and conditions of this Merger Agreement; provided, however, that Sub shall not, without the Company's consent, waive the Minimum Condition (as defined in Exhibit A). Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of shares of Company Common Stock to be purchased in the Offer, (ii) reduce the Offer Price, (iii) modify or add to the conditions set forth in Exhibit A in any manner adverse to the holders of Company Common Stock, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer, or (vi) amend any other term of the Offer in a manner adverse to the holders of Company Common Stock. Notwithstanding the foregoing, Sub may, without the consent of the Company, (x) extend the Offer beyond the scheduled expiration date (the initial scheduled expiration date being 20 business days following commencement of the Offer) if, at the scheduled expiration date of the Offer, any of the conditions to Sub's obligation to accept for payment, and pay for, shares of Company Common Stock shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the 'SEC') or the staff thereof applicable to the Offer, and (z) extend the Offer for any reason for an aggregate period of not more than 15 business days beyond the latest expiration date that would otherwise be permitted under clause
(x) or (y) of this sentence. Subject to the terms and conditions of the Offer and this Merger Agreement, Sub shall, and Purchaser shall cause Sub to, accept for payment, and pay for, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

                 (b) On the date of commencement of the Offer, Purchaser and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which Statement shall contain an offer to purchase and a related letter

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of transmittal and summary  advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the 'Offer Documents'). The Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and the rules and regulations promulgated thereunder, and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Purchaser or Sub with respect to information supplied by the Company for inclusion or incorporation by reference in the Offer Documents. Each of Purchaser, Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Purchaser and Sub further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer
Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Purchaser and Sub agree to provide the Company and its counsel any comments Purchaser, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                 (c) Subject to the terms and conditions of the Offer, Purchaser shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any shares of Company Common Stock that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

                 Section 1.2 Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving the Offer, the Merger, this Merger Agreement and the Stockholder Agreement (as defined below), determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer and approve and adopt this Merger Agreement. The Company has been advised by each of its directors and by each executive officer who as of the date hereof is aware of the transactions contemplated hereby, that each such person intends to tender pursuant to the Offer all shares of Company Common Stock owned by such person. The Company acknowledges that as a condition to Purchaser entering into this Merger Agreement,

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Purchaser has entered into an agreement (the  'Stockholder  Agreement') with the holders of Company Common Stock identified on Exhibit B hereto, which holders own in the aggregate 614,496 shares of Company Common stock (equal to 33% of the outstanding shares of Company Common Stock), pursuant to which each such holder, among other things, has agreed to tender all of its shares of Company Common Stock pursuant to the Offer and has granted Sub the option to purchase such Shares in certain events. The Company represents that its Board of Directors has received the opinion of Goldman Sachs & Co. that the proposed consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

                 (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the 'Schedule 14D-9'), containing the recommendation described in
Section 1.2(a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Purchaser or Sub for inclusion or incorporation by reference in the
Schedule 14D-9. Each of the Company, Purchaser and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Purchaser and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                 (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings

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and computer  files and all other  information  in the  Company's  possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Purchaser and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Merger Agreement shall be terminated, will, upon request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

                                      ARTICLE II

                                      THE MERGER

                 Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 2.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the 'Surviving Corporation'), shall by virtue of the Merger remain Trico Products Corporation.

                 Section 2.2 Effective Date of the Merger. The Merger shall become effective when a properly executed Certificate of Merger (the 'Certificate of Merger') is duly filed with the Secretary of State of the State of New York, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Merger Agreement in accordance with
Section 4.7. When used in this Merger Agreement, the term 'Effective Date' shall mean the date and time at which the Certificate of Merger is so filed or at such time thereafter as is provided in such Certificate of Merger.

                                      ARTICLE III
                              THE SURVIVING CORPORATION

                 Section 3.1 Certificate of Incorporation. The Certificate of Incorporation attached as Exhibit C hereto shall be filed with the Certificate of Merger and shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Date, and thereafter may be amended in accordance with its terms and as provided by law and this Merger Agreement.

                 Section 3.2 By-Laws. The By-Laws of Sub as in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

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                 Section 3.3 Board of Directors;  Officers. (a) The directors of
Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation until their successors are duly elected and qualified.

                 (b) The officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation until their successors are duly elected and qualified.

                 Section 3.4 Effects of Merger. The Merger shall have the effects set forth in Section 906 of the New York Business Corporation Law (the 'BCL').

                                        ARTICLE IV
                                   CONVERSION OF SHARES
                 Section 4.1 Merger Consideration. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of Company Common Stock:

         (a) All shares of Company Common Stock which are held by the Company or any subsidiary of the Company, and any shares of Company Common Stock owned by Purchaser or Sub, shall be cancelled and no consideration shall be delivered in exchange therefor.

         (b) Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, without par value, of the Surviving Corporation.

         (c) Subject to Section 4.4, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 4.1(a)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price per share of Company Common Stock paid pursuant to the Offer (the 'Merger Price'). As of the Effective Date, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 4.2) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Price, without interest.

                 Section 4.2 Surrender and Payment. (a) Prior to the Closing (as defined in Section 4.7), the Purchaser shall appoint an agent (the 'Paying Agent') for the purpose of paying the Merger Price in exchange for certificates representing shares of Company Common Stock ('Certificates'). As soon as practicable after the Effective Date, the Paying Agent shall send a notice and transmittal form (which shall specify that delivery shall be

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effected,  and risk of loss and title to  Certificate(s)  shall pass,  only upon delivery of such Certificate(s) to the Paying Agent and shall be in a form and have such other provisions as Purchaser may reasonably specify) to each holder of a Certificate(s) theretofore evidencing shares of Company Common Stock outstanding immediately prior to the Effective Date, advising each such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such Certificates for payment of the Merger Price.

                 (b) The Purchaser shall transmit, or shall cause the Surviving Corporation to transmit, by wire, or other acceptable means to the Paying Agent from time to time at and after the Effective Date, funds when and as required for exchanges in accordance with this Merger Agreement. The Paying Agent shall agree to deliver such funds (in the form of checks of the Paying Agent) in accordance with this Section 4.2 and such additional terms as may be agreed upon by the Paying Agent and the Purchaser. Any portion of such funds which has not been paid pursuant to this Section 4.2 by six months after the Effective Date shall promptly be paid to the Surviving Corporation, and thereafter any stockholders of the Company who have not theretofore complied with this Section
4.2 shall look only to the Surviving Corporation for payment of the amount of cash to which they are entitled in the Merger.

                 (c) Each holder of a Certificate(s) theretofore representing shares of Company Common Stock which are converted into the right to receive the Merger Price, upon surrender to the Paying Agent of such Certificate(s) for cancellation, together with a duly completed transmittal form and such other documents as may be reasonably requested by the Paying Agent, will be entitled promptly to receive a check representing cash in the amount of the Merger Price times the number of shares of Company Common Stock represented by such Certificate(s) less any amount required to be withheld under applicable Federal income tax regulations ('Backup Withholding') and such Certificate(s) so surrendered shall forthwith be canceled.

                 (d) If payment of the Merger Price (or any portion thereof) is to be made to a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate(s) so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of such payment, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any person claiming the right to receive the Merger Price for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate(s) shall not have been surrendered prior to five years after the Effective Date (or immediately prior to such earlier date on which any payment pursuant to this Article IV

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would otherwise escheat to or become the property of any Federal, state or local government agency or court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a 'Governmental Entity'), the payment in respect of such Certificate(s) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                 (e) In the event any Certificate(s) theretofore representing shares of Company Common Stock to be exchanged for the Merger Price has been lost, stolen or destroyed, the Paying Agent shall pay to the person claiming that such Certificate(s) has been lost, stolen or destroyed the cash into which the shares theretofore represented by such Certificate(s) have been converted as provided under the terms of this Merger Agreement (less any required Backup Withholding), upon receipt of evidence of ownership of such Certificate(s) and appropriate indemnification in each case satisfactory to the Paying Agent.

                 (f) Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section
4.1. No interest shall accrue or be paid on any portion of the Merger Price.

                 Section 4.3 Shareholders Meeting; Preparation of Proxy Statement. (a) The Company will, at Purchaser's request, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock if such meeting is required by applicable law for the purpose of approving this Merger Agreement and the transactions contemplated by this Merger Agreement. Subject to the provisions of Section 9.7(b), the Company will, through its Board of Directors, recommend to its stockholders approval of this Merger Agreement, the Merger and the other transactions contemplated by this Merger Agreement. At the meeting, Purchaser shall cause all of the shares of the Company Common Stock then actually or beneficially owned by Purchaser, Sub or any of their subsidiaries to be voted in favor of the Merger. Notwithstanding the foregoing, if Sub or any other subsidiary of Purchaser shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Purchaser, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer and the satisfaction of the conditions contained in Section 10.1 hereto without a meeting in accordance with Section 905 of the BCL. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section shall not be affected by either the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 9.7(a)) or any change in the recommendation of the Board

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of  Directors  of the  Company  approving  the Offer,  the  Merger,  this Merger
Agreement and the Stockholder Agreement.

                 (b) The Company will, at Purchaser's request, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Purchaser reasonably objects.

                 Section 4.4 Dissenting Shares. Sections 910 and 623 of the BCL provide dissenter's rights in connection with the Merger to the stockholders of the Company. Notwithstanding anything in this Merger Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a 'Dissenting Stockholder') who objects to the Merger and complies with all the provisions of the BCL concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ('Dissenting Shares') shall not be converted as described in Section 4.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of New York; provided, however, that the shares of Company Common Stock outstanding immediately prior to the Effective Date and held by a Dissenting
Stockholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the BCL, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Price. The Company shall give Purchaser (i) prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Purchaser make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                 Section 4.5 Closing of the Company's Transfer Books. At the Effective Date, each holder of a Certificate(s) theretofore representing shares of Company Common Stock shall cease to have any rights as a stockholder of the Company and shall not be deemed to be a stockholder of, or be entitled to any rights of a stockholder with respect to, the Surviving

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Corporation but thereafter shall have only the rights set forth in Sections 4.1,
4.2, 4.3 and 4.4. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in Section 4.1.

                 Section 4.6 Assistance in Consummation of the Merger. Purchaser, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon possible in accordance with the terms and conditions of this Merger Agreement.

                 Section 4.7 Closing. The closing of the Merger (the 'Closing') shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, at 9:00 a.m. local time on a date to be specified by the parties which, subject to the satisfaction of the conditions set forth in
Article X, shall be no later than the third business day after the day on which the last of the conditions set forth in Article X is fulfilled or waived or at such other time and place as Purchaser and the Company shall agree in writing.

                                      ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

                 Section 5.1 Representations and Warranties of the Purchaser and Sub. The Purchaser and Sub represent and warrant to the Company that the representations and warranties of Purchaser and Sub contained in this Merger Agreement are correct and complete.

                 Section 5.2 Organization. Each of the Purchaser and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

                 Section 5.3 Capitalization of Sub. The entire authorized capital stock of Sub consists of 1,000 shares of common stock, without par value. All of the issued and outstanding capital stock of Sub has been duly authorized and is validly issued, fully paid and nonassessable and is owned by Purchaser.

                 Section 5.4 Authorization of Transaction. Each of Purchaser and Sub has full power and authority (including full corporate power and authority) to execute and deliver this Merger Agreement and to perform its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated by this Merger

Agreement have been duly authorized by all necessary corporate action on the part of Purchaser and Sub. This Merger Agreement has been duly executed and delivered by each of Purchaser and Sub and constitutes the valid and legally binding obligation of Purchaser and Sub, enforceable in accordance with its terms and conditions. Other than in connection with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), the BCL, the Securities Exchange Act, the Securities Act of 1933, as amended (the 'Securities Act'), and the state securities laws, neither Purchaser nor Sub needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for the parties to consummate the transactions contemplated by this Merger Agreement, except to the extent such failure to give notice to file or to obtain any authorization, consent or approval would not (i) materially impair the ability of Purchaser or Sub to perform its obligations under this Merger Agreement or
(ii) prevent the consummation of the Offer, the Merger or the other transactions contemplated by this Merger Agreement (a 'Purchaser Material Adverse Effect').

                 Section 5.5 Noncontravention. Neither the execution and the delivery of this Merger Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Entity to which Purchaser or Sub is subject, (b) violate any provision of the charter or By-Laws of Purchaser or Sub or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, give rise to a material loss under or create in any party a material benefit or the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other obligation to which Purchaser or Sub is a party or by which either is bound or to which any of its assets is subject, except to the extent such violation, conflict, breach, default, acceleration, loss, benefit, termination, modification, cancellation or failure to give notice would not have a Purchaser Material Adverse Effect.

                 Section 5.6 Brokers' Fees. Neither Purchaser nor Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Merger Agreement for which any of the Company or its subsidiaries could become liable or obligated prior to the consummation of the Merger.

                 Section 5.7 Disclosure. None of the information supplied or to be supplied by Purchaser or Sub for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement (as defined in Section 6.25) or the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the

Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the
Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Merger Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Purchaser or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                 Section 5.8 Financing. The Purchaser will have, as of the date of consummation of the Offer, cash, cash equivalent assets and/or financing in an amount sufficient to consummate the Offer and the Merger, assuming the conditions set forth in the commitment letter referred to in the next sentence are satisfied. Purchaser has provided the Company with a commitment letter from Chemical Bank dated October 20, 1994, as supplemented by a letter dated October 27, 1994, pursuant to which the Purchaser intends to obtain financing for the consummation of the Offer and the Merger. Purchaser acknowledges that obtaining the financing referred to in the commitment letter described in the preceding sentence is not a condition to Purchaser's obligations under this Merger Agreement.

                                    ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 Section 6.1 Representations and Warranties of the Company. The Company represents and warrants to Purchaser and Sub that the representations and warranties of the Company contained in this Merger Agreement are correct and complete. The disclosure schedule delivered by the Company to Purchaser and Sub concurrent with the execution of this Merger Agreement and which constitutes a part of this Merger Agreement (the 'Disclosure Schedule') will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article VI. For purposes of this Merger Agreement, the terms 'Material
Adverse Change' and 'Material Adverse Effect' mean any change, effect or circumstance (or any development that, insofar as can reasonably be foreseen, is likely to result in any change, effect or circumstance) that (i) is materially adverse to the business, properties, assets, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole,
(ii) would materially impair the ability of the Company to perform its obligations under this Merger Agreement or (iii) would prevent the consummation of the Offer, the Merger or the other transactions contemplated by this Merger Agreement, provided, however, that changes resulting from automotive industry conditions generally or general economic conditions shall not constitute a Material Adverse Effect or a Material Adverse Change. Any qualification to any representation or warranty of the Company herein to the effect that any exception to such representation or warranty has not, does not, or would not have a Material Adverse Effect shall be deemed to mean that such exception, together with similar exceptions to all other representations and warranties of the Company that are so qualified, has not, does not, or would not have a Material Adverse Effect.

                 Section 6.2 Organization, Qualification, Corporate Power and Subsidiaries. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect. Each of the Company and its subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

                 (b) The Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Disclosure Schedule, are owned by the Company, by another subsidiary of the Company, by the Company and another subsidiary or by two subsidiaries of the Company, all as set forth in the Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, 'Liens'). Except for the capital stock of its subsidiaries and except for the other ownership interests set forth in the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                 Section 6.3 Capitalization. The entire authorized capital stock of the Company consists of 2,700,000 shares of Company Common Stock. As of the date of this Merger Agreement, 1,878,629 shares of Company Common Stock are issued and outstanding and 821,371 shares of Company Common Stock are held by the Company in its treasury. Of the shares of Company Common Stock held by the Company in its treasury on the date of this Merger Agreement, 197,780 shares are reserved for issuance upon the exercise of Stock Options (as defined in Section 9.3(c)) and 623,591 shares are reserved for issuance upon exercise by Purchaser of the Option (as defined in Section 7.1). There are no authorized but unissued shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock and the shares of Company Common Stock which may be sold pursuant to the exercise of Stock Options or the Option have been duly authorized and are (or, in the case of shares which may be sold pursuant to the exercise of Stock Options or the Option, will be when so sold) validly issued, fully paid, and nonassessable. Except for the Option and grants of Stock Options under the 1990 Incentive Plan, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, redemption, repurchase or acquisition of any of its capital stock. Except for grants of SARs (as defined in Section 9.3) under the 1990 Incentive Plan, there are no outstanding or authorized stock appreciation, phantom stock, business performance units or similar rights ('Stock Equivalents') with respect to the Company or any of its subsidiaries.

                 Section 6.4 Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Merger Agreement, grant the Option and perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the requisite Company stockholder approval under the BCL and the Company's Certificate of Incorporation if such approval is required under the BCL. This Merger Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions. To the knowledge of the Company, other than in connection with the provisions of the HSR Act, the BCL, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Company and its subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the parties hereto to consummate the transactions contemplated by this Merger Agreement, except to the extent the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

                 Section 6.5 Noncontravention. Except as set forth on the Disclosure Schedule, to the knowledge of the Company, neither the execution and the delivery of this Merger Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Entity to which any of the Company and its subsidiaries is subject, (b) violate any provision of the charter or By-Laws of any of the Company or any of its subsidiaries or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, give rise to a material loss under, create in any party a material benefit under or the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other obligation to which any of the Company and its subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets) except to the extent the violation, conflict, breach, default, acceleration, loss, benefit, termination, modification, cancellation or failure to give notice would not have a Material Adverse Effect.

                 Section 6.6 Filings with the Securities and Exchange Commission. The Company has made all filings with the SEC that it has been required to make within the past three years under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively the 'Public Reports'). To the knowledge of the Company, each of the Public Reports has complied with the Securities Act and the Exchange Act, respectively, and the rules and regulations promulgated thereunder in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Public Report has been revised or superseded by a later-filed Public Report, none of the Public Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Section 6.7 Financial Statements. The Company has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (the 'Most Recent Fiscal Quarter End'), and an Annual Report on Form 10-K for the fiscal year ended December 31, 1993. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries as of the indicated dates and the results of operations and cash flows of the Company and its subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

                 Section 6.8 Undisclosed Liabilities; Aggregate Indebtedness; Fees. (a) Except as set forth or referred to in the Public Reports or on the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for any liabilities or obligations (including any liabilities or obligations that have arisen in the ordinary course of business) which, individually or in the aggregate, have not had and would not have a Material Adverse Effect.

                 (b)  The  aggregate   indebtedness   of  the  Company  and  its
subsidiaries as of the date of this Merger Agreement does not and as of the Effective Date will not exceed $53,000,000.

                 (c) Other than the fees, costs and expenses described in the Disclosure Schedule, the aggregate fees, costs and expenses to be incurred by the Company or any of its subsidiaries in connection with the Offer, the Merger, and the other transactions contemplated by this Merger Agreement shall not exceed $1,500,000 plus the fees and expenses payable to Goldman Sachs & Co. pursuant to the agreement referred to in Section 6.15. The Disclosure Schedule sets forth the calculation of the fee payable to Goldman, Sachs & Co. pursuant to such agreement if the Offer and the Merger are consummated as provided herein.

                 Section 6.9 Absence of Certain Changes. Except as disclosed in the Public Reports or on the Disclosure Schedule, since December 31, 1993, the Company and its subsidiaries have conducted their respective businesses in the ordinary and usual course of such businesses and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (ii) any change by the Company in accounting principles, practices or methods (except as required by changes in generally accepted accounting principles concurred in by the Company's independent auditors), (iii) any split, combination or reclassification of any of the Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Common Stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or in severance or termination pay, except for (x) increases in the ordinary course of business consistent with prior practice and (y) increases required under employment or severance agreements listed in the Disclosure Schedule, (v) any entry (except as set forth in the Disclosure Schedule) by the Company or any of its subsidiaries into any employment, severance or termination agreement with any employee, (vi) any damage, destruction or loss, whether or not covered by insurance, except for such damage, destruction or loss that would not have a Material Adverse Effect or (vii) any other changes which, individually or in the aggregate, have had a Material Adverse Effect.

                 Section 6.10 Compliance with Laws. Except as disclosed in the Public Reports or in the Disclosure Schedule or for matters relating to Environmental Laws (as defined in Section 7.14), each of the Company and each subsidiary has previously conducted and is conducting its respective business in compliance with all applicable laws, regulations and requirements of each jurisdiction in which such business is carried on, except for failures to comply which individually or in the aggregate have not had and would not have a Material Adverse Effect. Each of the Company and each subsidiary has all approvals, consents, licenses, registrations and permits of Governmental Entities necessary to carry on its business as presently conducted, except where the failure to have any such approvals, consents, licenses, registrations and permits would not have a Material Adverse Effect, and no event has occurred which would allow revocation or termination of, or would result in the impairment of its rights with respect to, such approvals, consents, licenses, registrations or permits, except to the extent such revocation, termination or impairment has not had and would not have a Material Adverse Effect.

                 Section 6.11  Tax Returns and Audits.

                 (a) The Company and its subsidiaries have timely filed, or timely requested an extension of, all Federal Income Tax Returns and all other material returns, declarations, reports, estimates, information returns and statements ('Returns') required to be filed or sent by them in respect of any Taxes (as hereinafter defined). All such Returns were complete and correct in all material respects at the time of filing.

                 (b) All Taxes required to be shown on such Returns (without regard to extensions), and all material Taxes for which no return was required to be filed, have been paid in full or adequate reserves have been made for any such Taxes on the Company's balance sheet dated as of the Most Recent Fiscal Quarter End included in the quarterly report on Form 10-Q filed by the Company for the Most Recent Fiscal Quarter End.

                 (c) Except as set forth in the Disclosure Schedule, there are no outstanding audit examinations, deficiencies or refund litigation with respect to any Taxes of the Company or any subsidiary of the Company that are not adequately reserved for in the Company's balance sheet dated as of the Most Recent Fiscal Quarter End included in the Quarterly Report on Form 10-Q for the Most Recent Fiscal Quarter End. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full or adequate provision has been made for any such Taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). The federal income Tax Returns of the Company and each of its subsidiaries consolidated in such Returns have been examined by and settled with the Internal Revenue Service for all taxable years through the taxable year ending December 31, 1986.

                 For purposes of this Merger Agreement, 'Taxes' shall mean all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Federal, state, local, foreign or other authority upon the Company or any subsidiary of the Company.

                 (d) Except as set forth in the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any Arrangement, Plan or Foreign Benefit Plan (as such terms are defined in Section 6.13), or under any other contract, program or understanding (including any employment, severance, or termination agreement) currently in effect.

                 (e) Except as set forth in the Disclosure Schedule, any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Merger Agreement by any employee, officer or director of the Company or any of its subsidiaries who is a 'disqualified individual' (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Arrangement, Plan, Foreign Benefit Plan, contract, program or understanding (including any employment, severance or termination agreement) currently in effect would not be characterized as an 'excess parachute payment' (as such term is defined in Section 280G(b)(1) of the Code).

                 Section 6.12 Employee Relations. The Company has previously made available to the Purchaser correct and complete copies of all labor and collective bargaining agreements to which the Company or any subsidiary is a party or by which any of them are bound. Except as set forth in the Disclosure Schedule, no unfair labor practice charges, investigations or complaints are pending or, to the knowledge of the Company, threatened against the Company or any subsidiary. Except as set forth on the Disclosure Schedule, there has been no strike, slowdown or work stoppage during the last five years and no strike, slowdown, work stoppage or other labor controversy exists or, to the knowledge of the Company, is threatened, except to the extent such strike, slowdown, work stoppage or controversy has not had and would not have a Material Adverse Effect.

                 Section 6.13  Employee Benefit Plans.

                 (a)  Definitions.  For purposes of this Section 6.13:

                           (i) Arrangements.  The term  'Arrangement'  means any
material written personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), salary reduction agreement, change-in-control agreement, employment agreement, stock option plan, consulting agreement or any other material written benefit program, agreement or contract, other than a Plan or Foreign Benefit Plan, (1) that currently is being maintained for current or former employees of the Company, a subsidiary of the Company, or of any Control Group member or (2) to which the Company, a subsidiary of the Company or any Control Group member currently makes or is required to make contributions.

                           (ii) Foreign Benefit Plans. The term 'Foreign Benefit
Plans' means any pension, profit-sharing,  stock bonus,
supplemental retirement, retiring allowance, severance, deferred compensation, stock purchase, payroll savings or supplementary unemployment benefit plan, any life, health, insurance, dental, legal, disability, or welfare benefit plan, program or arrangement and any personnel policy, salary reduction agreement, change-in-control agreement, employment agreement, stock option plan or consulting agreement, or any other plan, program, or arrangement, that is maintained for current or former employees of the Company, a subsidiary of the Company, or a Control Group member who are not employed in the United States.


                           (iii)  Plan.  The term  'Plan'  means  each  employee
benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Benefit Plan) (1) that currently is maintained for current or former employees of the Company, a subsidiary of the Company or any Control Group member or (2) to which the Company, a subsidiary of the Company, or any Control Group member currently makes or is required to make contributions.

                           (iv) Qualified Plan. The term 'Qualified  Plan' means
any Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA and that is intended to meet the qualification requirements of Section 401(a) of the Code.

                           (v) Title IV Plan. The term 'Title IV Plan' means any
Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

                           (vi)  Multiemployer  Plan.  The  term  'Multiemployer
Plan' means any employee benefit plan that is a 'multiemployer plan' within the meaning of Section 3(37) of ERISA and to which the Company, a subsidiary of the Company or any Control Group member currently has or ever has had any obligation to contribute.

                           (vii) Control Group. The term 'Control Group' means a
controlled group of persons that, together with the Company, is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code.

                           (viii)  ERISA.  The term  'ERISA'  means the Employee
Retirement Income Security Act of 1974, as amended.

                           (ix) Code. The term 'Code' means the Internal Revenue
Code of 1986, as amended.

                           (x) PBGC.  The term 'PBGC' means the Pension  Benefit
Guaranty Corporation.

                 (b) Arrangements, Plans and Foreign Benefit Plans Listed. The Disclosure Schedule sets forth a correct and complete list of all Plans that are 'pension benefit plans' as defined in Section 3(2) of ERISA; welfare benefit plans as defined in Section 3(l) of ERISA providing medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment; all Foreign Benefit Plans; and all Arrangements.

                 (c) Operations of Arrangements, Plans and Foreign Benefit Plans. (i) Except as set forth in the Disclosure Schedule, each Arrangement, Plan and Foreign Benefit Plan is being administered in material compliance with its terms. Except as set forth in the Disclosure Schedule, to the knowledge of the Company, (x) all the Plans, Foreign Benefit Plans and Arrangements thereof are in compliance in all material respects with applicable provisions of ERISA, the Code, and all other applicable Federal, state, county, municipal, local and foreign laws, (y) all reports, returns and similar documents with respect to the Plans, Foreign Benefit Plans and Arrangements required to be filed with any Governmental Entity or distributed to any Plan, Foreign Benefit Plan or Arrangement participant have been duly and timely filed or distributed and (z) all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. Except as set forth in the Disclosure Schedule, all Plans that are welfare benefit plans may be amended or terminated without material liability to the Company or any of its subsidiaries at any time after the Effective Date.

                           (ii) Except as set forth in the Disclosure  Schedule,
no action is pending or, to the knowledge of the Company, is threatened against the Company, any subsidiary of the Company, any Control Group member, or any fiduciary of an Arrangement or Plan, with respect to any Arrangement or Plan.

                           (iii) Except as set forth in the Disclosure Schedule,
neither the Company, nor any subsidiary of the Company, nor any other Control Group member, nor any of their respective directors or their respective employees, nor any fiduciary, has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA or that is a 'prohibited transaction' (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA that could subject the Company, any subsidiary of the Company, or other Control Group member to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would reasonably be likely to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, no Plan has been terminated or has been the subject of a 'reportable event' (as defined in Section 4043 of ERISA and the regulations thereunder).

                           (iv) Except as set forth in the Disclosure  Schedule,
no liability to the PBGC has been incurred or is expected to be incurred by the Company, any subsidiary of the Company, or any other Control Group member with respect to any Title IV Plan currently or formerly maintained by the Company, any subsidiary of the Company, or any other Control Group member, other than premium payment obligations. The PBGC has not instituted any proceedings, and there exists no event or condition that would constitute grounds for institution of proceedings by the BGC, to terminate any Title IV Plan under Sections 4042(a)(1), (2) or (3) of ERISA.

                           (v) Each  Qualified  Plan  (together with its related
funding instrument) is intended to be qualified and tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable Internal Revenue Service determination with respect to such qualification and exemption; provided, however, that no applications have yet been made for determinations with respect to qualification under provisions of the Tax Reform Act of 1986 and subsequent legislation. No such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; no event has occurred and no circumstances exist that would reasonably be expected to adversely affect the tax-qualification of such Qualified Plan; and such Qualified Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification or require security under Section 307 of ERISA. No event has occurred that could subject any Qualified Plan to Tax under Section 511 of the Code.

                           (vi) To the  knowledge  of the  Company and except as
set forth in the Disclosure Schedule, the Company has not received notice that any material inquiry or investigation by the Department of Labor, the Internal Revenue Service, or the PBGC (or any equivalent foreign authority) is pending relating to any Plan, Foreign Benefit Plan or Arrangement, including any trust related thereto or funding medium thereunder.

                           (vii) Except as set forth in the Disclosure  Schedule
or as contemplated in this Merger Agreement, there are no Plans or Arrangements to which the Company, any subsidiary of the Company, or any Control Group member is a party or by which any of them is bound and under which, as a result of this Merger Agreement or any transaction, contemplated by this Merger Agreement, any director, officer, employee, or other agent of the Company, any subsidiary of the Company, or any other Control Group member or any other party claiming through such a person shall or may acquire rights with respect to any Plan or Arrangement (including, without limitation, the creation, increase, or extension of new or existing rights) that such person would not have acquired if this Merger Agreement had not been signed or such transaction had not occurred, or become entitled to a distribution or payment with respect to any Plan or Arrangement at a date earlier than if this Merger Agreement had not been signed or such transaction had not occurred.

                (d) Arrangement, Plan and Foreign Benefit Plan Documents and Records. The Company has provided or will undertake to provide complete copies of the following documents, including all amendments thereto, with respect to each Arrangement, Plan or Foreign Benefit Plan: (i) current Plan, Foreign Benefit Plan or Arrangement documents, trust agreements, insurance contracts, annuity contracts, funding agreements, summary plan descriptions, investment manager and investment adviser contracts and to the extent applicable, Internal Revenue Service determination letters (or equivalent foreign documentation), and (ii) to the extent applicable, the annual actuarial reports as of January 1, 1991, January 1, 1992 and January 1, 1993, and Annual Reports (Form 5500)(or equivalent foreign documentation) for the 1991 and 1992 plan years.

                 (e)  Finances.

                           (i) Except as set forth in the  Disclosure  Schedule,
no Title IV Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent plan year of such Plan ended prior to the date hereof. Except as set forth in the Disclosure Schedule, as of the most recent valuation date for each Title IV Plan, there was not any amount of 'unfunded benefit liabilities' (as defined in Section 4001(a)(18) of ERISA) under such Title IV Plan, and the Company is not aware of any facts or circumstances that would materially change the funded status of any such Title IV Plan.

                           (ii) All contributions payable to each Qualified Plan
that is not a Title IV Plan for all benefits earned and other liabilities accrued through December 31, 1993, determined in accordance with the terms and conditions of such Qualified Plan, ERISA and the Code, have been paid or otherwise provided for. All such contributions to, and payments from, the Qualified Plans, except those payments to be made from a trust qualified under
Section 401(a) of the Code, for any period ending before the Effective Date that are not yet, but will be, required to be made, will be properly made up to and including the Effective Date.

                           (iii) No waiver  from the  minimum  funding  standard
requirements of Section 302 of ERISA and Section 412 of the Code has been obtained or applied for or is contemplated with respect to any Title IV Plan.

                 (f)  Multiemployer   Plans.   Neither  the  Company,   nor  any
subsidiary of the Company, nor any Control Group member has had any obligation to contribute to any Multiemployer Plan since January 1, 1980.

                 Section 6.14  Environmental Matters.

                 (a) Except as set forth on the Disclosure Schedule or in the Public Reports, to the knowledge of the Company, the Company and each subsidiary of the Company are in compliance with all applicable Federal, foreign, state and local laws, rules and regulations, court and administrative orders, permits and approvals relating to the release of chemicals, pollutants or contaminants (collectively, 'Environmental Laws'), except for such non-compliance as has not and would not in the aggregate be reasonably likely to have a Material Adverse Effect. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act

('CERCLA'), the Resource Conservation and Recovery Act ('RCRA'), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act, the Safe Drinking Water Act, together with all rules and regulations promulgated thereunder and any similar state, local or foreign laws, rules and regulations.

                 (b) Except as set forth on the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any subsidiary of the Company has received any claim, demand, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party in the past five years alleging violation of, or asserting any non-compliance with or liability under or potential liability under or exceedance under, any Environmental Laws by it.

                 (c) Except as set forth on the Disclosure Schedule, to the knowledge of the Company, each of the Company and each subsidiary of the Company possesses all material permits, licenses, orders, consents and approvals of Governmental Entities required under all Environmental Laws and necessary to the ownership of the properties, and to the conduct of the business of the Company and each of its subsidiaries (collectively 'Environmental Permits'), and the consummation of the Offer and the Merger will not result in any loss or revocation of or limitation on any such Environmental Permit.

                 (d) Except as set forth on the Disclosure Schedule, to the knowledge of the Company, (i) neither the Company nor any subsidiary of the Company has transported, or arranged for the transportation of, any Hazardous Materials to any site which is the subject of Federal, foreign, state or local environmental enforcement actions, or other governmental environmental investigations about which the Company has been notified in writing, and (ii) except in accordance with applicable law, neither the Company nor any subsidiary of the Company nor any other party has treated, stored for more than 90 days, disposed of or recycled any Hazardous Materials on any real property owned, leased or operated by the Company or any subsidiary of the Company at any time, except in the case of clauses (i) and (ii) above for such transportation, arrangement for transportation, release, treatment, storage, disposal or recycling as has not and would not in the aggregate would be reasonably likely to have a Material Adverse Effect.

                 (e) Except as set forth on the Disclosure Schedule, to the knowledge of the Company, there has been no release, as defined in Environmental Laws, of Hazardous Materials at, on, under or adjacent to any property currently or formerly owned, leased or operated by the Company or any of its subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                 For purposes of this Section 6.14, 'Hazardous Materials' are any materials containing any (i) 'hazardous substances' as defined by CERCLA or any similar applicable state or foreign law,
(ii) petroleum, including crude oil or any fraction thereof, (iii) natural gas, natural gas liquids or synthetic gas usable fuel, and (iv) asbestos, polychlorinated biphenyls ('PCBs') or isomers of dioxin.

                 (f) The Disclosure Schedule identifies all environmental audits, assessments or studies within the possession of the Company or any subsidiary of the Company with respect to the facilities or real property owned, leased or operated by the Company or any subsidiary of the Company, which were conducted within the last five years. The Company has previously furnished to Purchaser complete and correct copies of all such audits, assessments and studies.

                 Section 6.15 Broker's Fees. None of the Company and its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Merger Agreement except for the fees of Goldman, Sachs & Co. provided for in an agreement between the Company and Goldman, Sachs & Co. dated June 27, 1994, a complete and correct copy of which has been delivered to Purchaser.

                 Section 6.16 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Date, Section 912 of the BCL is, and shall be, inapplicable to the Offer, Merger and the transactions contemplated by this Merger Agreement. The Board of Directors of the Company, at a meeting duly called and held, has by the vote required by applicable law, (a) taken any necessary steps to render Section 912 of the BCL inapplicable to the Offer, the Merger and the transactions contemplated by this Merger Agreement and
(b) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Offer, the Merger and the transactions contemplated by this Merger Agreement.

                 Section 6.17. Voting Requirements. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock approving this Merger Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Merger Agreement, and the transactions contemplated by this Merger Agreement.

                 Section 6.18. Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., to the effect that, as of the date of this Merger Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, subject to only customary qualifications.

                 Section 6.19. Contracts; Debt Instruments. (a) Set forth in the Disclosure Schedule is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, indicating the respective principal amounts outstanding thereunder as of September 30, 1994, (ii) a list of all leases or similar agreements under which (A) the Company or any of its subsidiaries is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) the Company or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the Company or any of its subsidiaries, in each such case which has an aggregate future liability in excess of $100,000 and is not terminable by notice of not more than 60 days for a cost of less than $100,000, (iii) a list of all employment, severance, consulting, indemnification, change of control and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, (iv) all agreements of the Company or any of its subsidiaries containing an unexpired covenant not to compete or similar restriction applying to the Company or any of its subsidiaries, (v) any interest rate, currency or commodity hedging, swap or similar derivative transaction, (vi) all agreements (other than purchase orders obtained by the Company or any of its subsidiaries in the ordinary course of business) between the Company or any of its subsidiaries and customers in the original equipment market, (vii) all other material agreements between the Company and its subsidiaries and any customers with respect to price concessions, price rebates, repricing or similar arrangements and (viii) all agreements of the Company or any of its subsidiaries to sell any material assets of the Company or any such subsidiary (other than inventory sold in the ordinary course) or to acquire any material assets (other than raw materials purchased in the ordinary course of business or the capital expenditures and customer rebillable tooling set forth in the Disclosure Schedule).

                 (b) Except as set forth in the Disclosure Schedule, each of the agreements listed in the Disclosure Schedule is a valid and binding obligation of the Company or its subsidiary, as the case may be, and, to the Company's knowledge, of each other party thereto, and each such agreement is in full force and effect and is enforceable by the Company or its subsidiary in accordance with its terms. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company or any of its subsidiaries (or, to the knowledge of the Company, any other party thereto) under any of the agreements listed in the Disclosure Schedule except for defaults that have not and would not, individually or in the aggregate, have a Material Adverse Effect.

                 Section 6.20. Litigation. Except as disclosed in the Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or directly affecting the business of the Company or any of its subsidiaries (and the Company is not aware of any fact or circumstance that is reasonably likely to result in any such suit, action or proceeding), except for such suits, actions, investigations and proceedings, which, individually or in the aggregate, would not, if decided adversely to the Company or any its subsidiaries, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries except such as do not and would not have a Material Adverse Effect.

                 Section 6.21 Title to Properties. (i) Except as set forth in the Disclosure Schedule, each of the Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of for fair value in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in the Disclosure Schedule and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct business as currently conducted.

                 (ii) Except as set forth in the Disclosure Schedule, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                 Section 6.22 Intellectual Property. To the knowledge of the executive officers of the Company, the Company and its subsidiaries own, or are valid licensees of or otherwise have the right to use, all patents, patent rights, patent applications, inventions, designs, trademarks, trademark rights, trademark applications, trade names, trade name rights, service marks, service mark rights, service mark applications, copyrights and other proprietary intellectual property rights and computer programs (collectively, 'Intellectual Property Rights') which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all Liens, except for those set forth in the Disclosure Schedule.

                 Section 6.23. Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect, insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated or otherwise required by law, and each has maintained in full force and effect public liability insurance, insurance  against  claims  for  personal  injury  or death or  property  damage occurring in connection with any of activities of the Company or its subsidiaries or any of any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its Subsidiaries.

                 Section 6.24. Disclosure. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the 'Information Statement') or the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Merger Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser or Sub for inclusion or incorporation by reference therein.

                                  ARTICLE VII

                         CONTINGENT OPTION OF PURCHASER

                 Section 7.1. Grant of Option. The Company hereby grants to the Purchaser an irrevocable option (the 'Option') to purchase for a price of $85.00 per share (the 'Per Share Price') in cash a number of shares of Company Common Stock (the 'Optioned Shares') equal to the Applicable Amount. The 'Applicable Amount' shall be the number of shares of Company Common Stock which, when added to the number of shares of Company Common Stock owned by the Purchaser and Sub immediately prior to its exercise of the Option, would result in Purchaser owning immediately after its exercise of the Option 90% of the then outstanding shares of Company Common Stock; provided that such number shall not exceed all shares of Company Common Stock held by Company in its treasury. The Purchaser may exercise the Option only if at the time of exercise, it (x) shall have accepted shares of Company Common Stock for payment pursuant to the Offer and (y) shall own at least two-thirds of the number of shares of Company Common Stock then outstanding. The Option shall expire if not exercised prior to the earlier of the Effective Date and 12:00 midnight, Eastern time, on the date 15 business days after termination of the Offer.

                 Section 7.2. Exercise of Option. Provided that the conditions to exercise of the Option set forth in Section 7.1 are satisfied, the Purchaser may exercise the Option only in whole at any time prior to the expiration of the Option. In the event that the Purchaser wishes to exercise the Option, the Purchaser shall give written notice (the date of such notice being herein called the 'Notice Date') to the Company specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date (not later than ten business days from the Notice Date) for the closing of such purchase.

                 Section 7.3. Payment of Purchase Price and Delivery of Certificates for Optioned Shares. At any closing hereunder, (a) the Purchaser will make payment to the Company of the full purchase price for the Optioned Shares in New York Clearing House funds by certified or official bank check payable to the order to Company, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such closing and (b) the Company will deliver to the Purchaser a duly executed certificate or certificates representing the number of Optioned Shares so purchased, registered in the name of the Purchaser or its nominee in the denominations designated by the Purchaser in its notice of exercise.

                 Section 7.4. Securities Act. The Purchaser represents that any Optioned Shares purchased by the Purchaser will be acquired for investment only and not with a view to any public distribution thereof and the Purchaser will not offer to sell or otherwise dispose of any Optioned Shares so acquired by it in violation of the registration requirements of the Securities Act. The certificate(s) representing the shares acquired pursuant to the exercise of the Option will bear a legend indicating that such shares of Company Common Stock were sold without registration under the Securities Act.

                 Section 7.5. Adjustment upon Changes in Capitalization. In the event of any change in the number of outstanding shares of Company Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of the Company that would have the effect of diluting the Purchaser's rights hereunder, the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore the Purchaser to its rights hereunder with respect to the Option; provided, however, that nothing in this Section 7.5 shall be construed as permitting the Company to take any action or enter into any transaction prohibited by this Merger Agreement.

                                  ARTICLE VIII

                     CONDUCT OF BUSINESS PENDING THE MERGER

                 Section 8.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Date, unless Purchaser shall otherwise agree in writing:

                           (a) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

                           (b) except as required by this Merger Agreement,  the
             Company shall not, shall not permit any of its subsidiaries to, and shall not propose to, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (ii) amend its Certificate of Incorporation or By-Laws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company Common Stock, any shares of capital stock of any of the Company's subsidiaries or any other rights, interests or securities of the Company or any of its subsidiaries or any rights, warrants or options to acquire any such shares or other securities; (v) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuance of Company Common Stock pursuant to the exercise of the Option or Stock Options outstanding on the date hereof and disclosed on the Disclosure Schedule, (vi) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than sales of inventory in the ordinary course of business consistent with past practice,
             (vii) incur additional indebtedness or
             encumber or grant a security interest in any asset or enter into any other material transaction other than short-term borrowings in the ordinary course of business consistent with past practice which do not result in the aggregate indebtedness of the Company and its subsidiaries exceeding $53,000,000, (viii) make any loans or advances to any person (other than customary travel or other allowances to employees consistent with past practice), (ix) terminate, alter or amend any of the agreements listed in Section
             6.19 of the Disclosure Schedule or enter into any agreement which would be required to be disclosed pursuant to such Section if entered into on or prior to the date of this Merger Agreement, (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or substantial assets of, or by any other manner, any person, (xi) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $2,000,000, (xii) make or agree to make any investment in securities other than investments in investment grade debt securities with a maturity of less than one year in an aggregate amount of less than $1,000,000, (xiii) make any Tax election or settle or compromise any Tax liability, (xiv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Public Reports or incurred in the ordinary course of business consistent with past practice, (xv) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party, (xvi) take or omit to take any action which would cause any of the representations or warranties of the Company to become untrue, or
             (xvii) authorize, commit or agree to take any of, the foregoing actions.

                           (d) except as set forth on the Disclosure Schedule or
             as required to comply with applicable law, the Company shall not, nor shall it permit, any of its subsidiaries to, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefit of, or pay any bonus to, any director, officer or employee

             (except for normal increases or bonuses in the ordinary course of business consistent with past practice to employees other than directors, officers or senior management personnel and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such action (but in no event shall the aggregate amount of all such increases exceed 5% of the aggregate annualized compensation expense of the Company and its subsidiaries reported in the most recent audited financial statements of the Company included in the Public Reports)), (iii) pay any benefit not provided for under any Arrangement, Plan or Foreign Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan other than in the ordinary course of business consistent with past practice, or (vi) authorize, commit or agree to take, any of the foregoing actions.
                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

                 Section 9.1 Access and Information. The Company and its subsidiaries shall afford to Purchaser and Purchaser's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments, records, personnel and representatives, accountants and agents (including the persons responsible for the preparation of Returns) and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to the Purchaser (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information concerning its business, properties and personnel as the Purchaser may reasonably request. Purchaser and Sub shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement between the Company and Purchaser dated August 17, 1994.

                 Section 9.2 Filings. Purchaser, Sub and the Company shall make all necessary filings with respect to the Offer and the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws and under other applicable state or foreign securities laws, rules and regulations and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

                 Section 9.3 Employee Arrangements. (a) After the date of consummation of the Offer, Purchaser shall not take any action that would cause the Company not to honor in accordance with their terms, all employment, severance, consulting, indemnification, change of control and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof listed in the Disclosure Schedule.

                 (b) After the Effective Date, Purchaser intends to cause the Surviving Corporation to provide generally to the officers and employees of the Surviving Corporation and its subsidiaries employee benefits, including, without limitation, pension benefits, health and welfare benefits, and severance arrangements that are in the aggregate comparable to the benefits currently provided by the Company to such employees or to the benefits currently provided by Purchaser to similarly situated employees of Purchaser.

                 (c) On or before the date of this Merger Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) has adopted such resolutions or taken such other actions as are required to provide that (i) each outstanding stock option to purchase shares of Company Common Stock (a 'Stock Option') heretofore granted under any stock option, stock appreciation rights or stock purchase plan, program or arrangement of the Company (collectively, the 'Stock Option Plans') outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be cancelled immediately prior to the consummation of the Offer in exchange for an amount in cash, payable at the time of such cancellation, equal to the product of (y) the number of shares of Company Common Stock subject to such Stock Option immediately prior to the date of consummation of the Offer and (z) the excess of the price per share to be paid in the Offer over the per share exercise price of such Stock Option and
(ii) each stock appreciation right ('SAR') granted under the Stock Option Plans outstanding immediately prior to the date of consummation of the Offer shall be cancelled immediately prior to the date of consummation of the Offer in exchange for an amount of cash, payable at the time of such cancellation, equal to the product of (y) the number of shares of Company Common Stock covered by such SAR and (z) the excess of the price per share to be paid in the Offer over the appreciation base per share of such SAR; provided, however, that no such cash payment shall be made with respect to any SAR which is related to a Stock Option with respect to which such a cash payment has been made. Any Stock

Option or SAR not cancelled in accordance with this paragraph (c) immediately prior to the date of consummation of the Offer, shall be cancelled at the Effective Date in exchange for an amount in cash, payable at the Effective Date, equal to the amount which would have been paid had such Stock Option or SAR been cancelled immediately prior to the consummation of the Offer. A listing of all outstanding Stock Options and SARs specifying the date such Stock Options or SARs become exercisable (and the date upon which they expire) and their exercise price and appreciation base, respectively, is set forth on the Disclosure Schedule. In the event that the Company does not have sufficient cash available to make payments in exchange of any Stock Option or SAR, Purchaser will, when and only if the Offer is consummated, make available to the Company cash sufficient to make such purchases.

                 (d) All Stock Option Plans shall terminate as of the Effective Date and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Date, and the Company shall ensure that following the Effective Date no holder of a Stock Option or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Purchaser or Sub, except as provided in Section 9.3(c). The Disclosure Schedule sets forth a mathematical formula for determining the cost to the Company of the cancellation of outstanding Stock Options and SARs provided for in this Section 9.3 and also contains the Company's best estimate of the fees and expenses that will be incurred by the Company in connection with the Merger.

                 Section 9.4 Indemnification. (a) Purchaser agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company (the 'Indemnified Parties') as provided in the Company's Certificate of Incorporation, By-Laws or indemnification agreements listed in the Disclosure Schedule that the Company has entered into with directors and officers of the Company and its subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Date. Purchaser agrees to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date for all persons who are directors or officers of the Company or any of its subsidiaries on the date hereof; provided, however, that
(i) Purchaser may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and
(ii) Purchaser shall not be required to pay an annual premium for such insurance in excess of two (2) times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. The Company represents to Purchaser that the last annual premium paid prior to the date hereof for such insurance does not exceed $300,000.

                 (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

                 Section 9.5 HSR Act; Other Action. The Company, Sub and Purchaser shall (a) use their best efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the other transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the 'FTC') and the Antitrust Division of the Department of Justice (the 'Antitrust Division') for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters and
(b) use their best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective in the most expeditious manner possible, the Offer, the Merger and the transactions contemplated by this Merger Agreement as soon as practicable including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Merger Agreement or the consummation of any of the transactions contemplated by this Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Merger Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this
Merger Agreement so as to render inadvisable the consummation of the transactions contemplated by this Merger Agreement or (y) to result in the imposition of a condition or restriction of the type described in paragraph (a) of Exhibit A hereto. In connection with and without limiting the foregoing, the Company and its Board of

Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Merger Agreement or any of the other transactions contemplated by this Merger Agreement, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Merger Agreement or any other transaction contemplated by this Merger Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Merger Agreement may be consummated as promptly as practicable on the terms contemplated by this Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Merger Agreement and (iii) cooperate with Purchaser and Sub in obtaining the Financing and fulfilling their obligations under the commitment letter described in Section 5.8.

                 Section 9.6 Additional Agreements. The Company shall give prompt notice to Purchaser, and Purchaser or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Merger Agreement becoming untrue or inaccurate in any respect (including in the case of representations or warranties by the Company, the Company or the Purchaser receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to the knowledge of the Company to be or become untrue or inaccurate in any respect) or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Merger Agreement. The Company acknowledges that if after the date of this Merger Agreement the Company or the Purchaser receives knowledge of any fact, event or circumstance that would cause any representation or warranty that is conditioned as to the knowledge of the Company to be or become untrue or inaccurate in any respect, the receipt of such knowledge shall constitute a breach of the representation or warranty that is so conditioned as of the date of such receipt.

                 Section 9.7 No Solicitation. (a) Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in discussions or negotiations with, or furnish any information to, any person in connection with any Acquisition Proposal; provided, that, to the extent required by the fiduciary obligations of the Board of Directors of the Company (as determined in good faith by the Board of Directors of the Company based on the written advice of Jaeckle, Fleischmann & Mugel), upon receipt of (x) an unsolicited and
                                       35
written Superior Proposal (as defined in Section 9.7(b)) or (y) an unsolicited and written Potential Superior Proposal, in either case from a Third Party not referred to in the agreement specified in Section 6.15 and with which the Company shall not have entered into a confidentiality agreement with respect to a potential Acquisition Proposal since November 1, 1993, the Company may (1) take the action referred to in clause (ii) with respect to such Superior Proposal or Potential Superior Proposal but only in connection with a simultaneous termination of this Merger Agreement in accordance with Section 11.1(f), and (2) take any of the actions referred to in clause (iii) with respect to such Superior Proposal or Potential Superior Proposal. A Potential Superior Proposal shall mean a proposal that a majority of the disinterested members of the Board of Directors of the Company determines in its good faith judgment to be reasonably likely to lead to a Superior Proposal. 'Acquisition Proposal' shall mean, except for the transactions contemplated by this Merger Agreement, any proposed (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company or (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any 'group' (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the outstanding Company Common Stock. The Company shall notify Purchaser promptly of any Acquisition Proposal and shall provide Purchaser all available information with respect thereto.


                 (b) The provisions of Section 9.7(a) shall not be deemed to prohibit the Board of Directors of the Company, prior to the consummation of the Offer, from withdrawing or modifying its approval or recommendation of the Offer, this Merger Agreement, the Stockholder Agreement or the Merger if a Superior Proposal is made, provided that (i) such action is required by the fiduciary obligations of the Board of Directors of the Company as determined in good faith by a majority of the disinterested members thereof, taking into account (x) the financial and other terms and conditions of the Superior Proposal and (y) the time period within which the transactions contemplated by such Superior Proposal can be consummated and (ii) the Board of Directors of the Company shall have received the written opinion of Jaeckle, Fleischmann & Mugel to the effect that such action is required by the fiduciary obligations of the Board of Directors of the Company. For purposes of this Merger Agreement, 'Superior Proposal' means a bona fide proposal made by a Third Party to acquire all the outstanding Company Common Stock or all or substantially all the assets of the Company pursuant to a tender or exchange offer, a merger or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determine in its good faith judgment to be financially superior to the Company's stockholders than the Offer and the Merger (based on a valuation letter of Goldman, Sachs & Co. stating that, as of the date of withdrawal or modification of the approval or recommendation of the Offer and the Merger by the Board of Directors of the Company, the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Offer and the Merger, which valuation letter shall be prepared specifically for use by the Company's Board of Directors under this Section 9.7(b)). For purposes of this Merger Agreement, 'Third Party' shall mean any corporation, partnership, person or other entity or 'group' (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser, any affiliate of Purchaser or any of their respective directors, trustees, officers, employees, representatives and agents or any entity controlled by one or more such persons. No withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Merger Agreement, the Stockholder Agreement or the Merger pursuant to the foregoing provisions of this Section 9.7(b) shall affect any of the Company's obligations under this Merger Agreement, and notwithstanding any such withdrawal or modification, the Company shall continue to be obligated to carry out the provisions of this Merger Agreement, including, without limitation, the provisions of Section 9.5 hereof.



                 (c) The Company shall pay to Purchaser upon demand an amount in cash equal to $7,000,000 (the 'Termination Fee') if (i) the Company terminates this Merger Agreement pursuant to Section 11.1(f) or (ii) Purchaser or Sub terminates this Merger Agreement pursuant to Section 11.1(e).

                 Section 9.8 Directors. Promptly upon the acceptance for payment of, and payment for, any shares of Company Common Stock by Sub validly tendered and not withdrawn pursuant to the Offer, all of the present directors of the Company shall resign, the number of directors on the Board of Directors shall be reduced to five (5) and Sub shall be entitled to designate replacement directors on the Board of Directors of the Company such that Sub, subject to compliance with Section 14(f) of the Exchange Act, will control a majority of such directors, and the Company and its Board of Directors of the Company shall take all such action needed to cause Sub's designees to be appointed to the Company's Board of Directors. Subject to applicable law, the Company shall take all action requested by Purchaser necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the
Schedule 14D-9.

         Section 9.9 Opinion. Within three days of the date of this Merger Agreement, the Company shall provide to Purchaser a signed copy of the written opinion of Goldman Sachs & Co. referred to in Section 6.18.

                                   ARTICLE X

                              CONDITIONS PRECEDENT

                 Section 10.1 Conditions Precedent to the Obligations of Each Party If the Offer is Consummated. If the Offer is consummated, the obligations of Company, Sub and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

                 (a) If approval of this Merger Agreement by Company stockholders is required by law, the holders of the shares of capital stock of the Company and the Sub entitled to vote thereon shall have duly approved this Merger Agreement and the transactions contemplated hereby, all in accordance with the requirements of the BCL and the respective Certificates of Incorporation and By-Laws of the Company and Sub.

                 (b) No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint which prohibits the consummation of the transactions contemplated by this Merger Agreement shall have been issued; provided, however, that the parties shall have used all reasonable efforts to have such order or injunction vacated or reversed.

                 (c)  The  waiting   period  (and  any  extension   thereof)  as
prescribed by the regulations promulgated under the HSR Act shall have expired or shall have been terminated.

         Section 10.2. Additional Conditions Precedent to the Obligations of Purchaser and Sub If the Offer is not Consummated. (a) The obligations of Purchaser and Sub to effect the Merger in the event that the Offer is not consummated and this Merger Agreement shall not have been terminated in accordance with its terms shall be subject to (i) the conditions specified in Sections 10.1(a) and 10.1(c) and (ii) the following further conditions:

                 (A) there shall not be threatened or pending by any Governmental Entity or any other person any suit, action or proceeding (in the case of a suit, action or proceeding by a person other than a Governmental Entity, such suit action or proceeding having a reasonable likelihood of success), (1) challenging the acquisition by Purchaser or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Merger Agreement, or seeking to obtain from the Company, Purchaser or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (2) seeking to prohibit or limit the ownership or operation by the Company, Purchaser or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, or to compel the Company or Purchaser to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as a result of the Offer, the Merger or any of the other transactions contemplated by this Merger Agreement,
         (3) seeking to impose material limitations on the ability of Purchaser or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock including, without limitation, the right to vote such Company Common Stock on all matters properly presented to the stockholders of the Company, (4) seeking to prohibit Purchaser or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its subsidiaries, or (5) which otherwise is reasonably likely to have a Material Adverse Effect;

                 (B) there shall not be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction threatened, proposed, sought, enacted, entered, enforced, promulgated or deemed applicable to (1) the Purchaser, the Company, or any of their respective subsidiaries or (2) the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (1) through (5) of paragraph
         (A) above;

                 (C) there shall not have occurred any Material Adverse Change;

                 (D) (1) the Board of Directors of the Company or any committee thereof shall not have withdrawn or modified in a manner adverse to Purchaser or Sub its approval or recommendation of the Offer, the Merger or this Merger Agreement;

                 (E) there shall have not occurred (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States that continues for a period of two days (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index) or (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

                 (F) all of the representations and warranties of the Company set forth in this Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Date, taking into account in accordance with Section 6.1 any materiality qualifications contained in such representations and warranties (except to the extent such representations and warranties expressly relate to an earlier date); and

                 (G) the Company shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Merger Agreement.

                 (b) The obligation of the Company to effect the Merger if the Offer is not consummated shall be subject to the fulfillment at or prior to the Effective Date of all of the conditions set forth in Section 10.1.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

                 Section  11.1   Termination.   This  Merger  Agreement  may  be
terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

                 (a) by mutual written consent of the Board of Directors of Purchaser and the Board of Directors of the Company;

                 (b) by either Purchaser or the Company if the Offer shall not have been consummated on or before April 30, 1995 (provided the terminating party is not otherwise in breach of its representations, warranties or obligations under this Merger Agreement; and provided further that the Company may not terminate this Merger Agreement pursuant to this Section 11.1(b) if at any time (x) any of the conditions described in paragraph (d) of Exhibit A hereto shall have occurred or (y) any Acquisition Proposal shall have been publicly announced or otherwise been made publicly known);

                 (c) by the  Company  if any  of  the  conditions  specified  in
Section 10.1 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction as long as the Company is not in breach of this Merger Agreement;

                 (d) by Purchaser if any of the conditions specified in Article X have not been met or waived by Purchaser at such time as such condition is no longer capable of satisfaction as long as the Purchaser is not in breach of this Merger Agreement;

                 (e) by Purchaser or Sub if either Purchaser or Sub is entitled to terminate the Offer as a result of the occurrence of any event described in paragraph (d) of Exhibit A to this Merger Agreement;

                 (f) by the Company if all of the following conditions are satisfied: (i) prior to the consummation of the Offer, the Company or its Board of Directors shall have received a Superior Proposal from a Third Party, which Third Party (x) is not referred to in the agreement specified in Section 6.15 and (y) shall not have entered into a confidentiality agreement with the Company with respect to a potential Acquisition Proposal since November 1, 1993, (ii) the Board of Directors of the Company shall have received the written opinion of Jaeckle, Fleischmann & Mugel to the effect that the fiduciary obligations of the Board of Directors require that the Company terminate this Merger Agreement and enter into an agreement with respect to the Superior Proposal, (iii) the Board of Directors of the Company shall have resolved to enter into definitive documentation with respect to the Superior Proposal within 48 hours of the termination of this Merger Agreement and (iv) the Company shall have paid to Purchaser an amount in cash equal to the Termination Fee; and

                 (g) by the Company if Chemical Bank shall not have informed the Purchaser in writing (with a copy to be delivered by the Purchaser to the Company) that its counsel has received and reviewed to their satisfaction documentation relating to environmental, litigation, tax and capital structure matters relating to the Company and its subsidiaries on or before 9:00 a.m., Eastern Standard Time, on November 10, 1994.

                 Section 11.2 Effect of Termination. In the event of termination of this Merger Agreement by either Purchaser or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Purchaser or Sub or their respective officers or directors; provided that the last sentence of Section 9.1 and Sections 5.6, 6.15, 9.7(c), 11.2, 12.3 and 12.7 shall survive the termination.

                 Section 11.3 Amendment. This Merger Agreement may be amended by the parties hereto, at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders; and provided further, however that following the consummation of the Offer, the provisions of Sections 9.3 and 9.4 may not be amended in any manner adverse to the directors, officers or employees referred to therein.

                 Section 11.4 Waiver.  At any time prior to the Effective  Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Merger Agreement to assert any of its rights under this Merger

Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE XII

                               GENERAL PROVISIONS

                 Section 12.1 Non-Survival of Representations, Warranties and Agreements. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Date (including, inter alia, the agreements and covenants expressed in Article III and Sections 9.1, 9.3 and 9.4 and this Section 12.1) shall survive the Effective Date. All other representations, warranties, agreements and covenants shall expire at the Effective Date.

                 Section 12.2 Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Company:

                                     Trico Products Corporation
                                     817 Washington Street
                                     Buffalo, New York 14203
                                     Attention: Richard L. Wolf
                                                Chairman of the Board of
                                                Directors, President, and
                                                Chief Executive Officer
                                     Fax No.:   (716) 857-3092

                  With a copy to:
                                     Jaeckle, Fleischmann & Mugel
                                     800 Fleet Bank Building
                                     Twelve Fountain Plaza
                                     Buffalo, New York 14202
                                     Attention:  Albert R. Mugel, Esq.
                                                 Joseph P. Kubarek, Esq.
                                     Fax No.:    (716) 856-0432

                  If to Purchaser or Sub:

                                     Stant Corporation
                                     425 Commerce Drive
                                     Richmond, Indiana 47374
                                     Attention:  Anthony Graziano, Esq.
                                     Fax No.:    317-962-6866

                  With a copy to:

                                     Cravath, Swaine & Moore
                                     825 Eighth Avenue
                                     New York, NY 10019
                                     Attention:  Timothy G. Massad, Esq.
                                     Fax No.:    212-474-3700

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                 Section 12.3 Fees and Expenses. Subject to Section 9.7(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses.

                 Section 12.4 Publicity. So long as this Merger Agreement is in effect, Purchaser, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 12.4.

                 Section 12.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 Section 12.6 Interpretation; Definitions. When a reference is made in this Merger Agreement to a 'subsidiary' of Purchaser or the Company, the word subsidiary means a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, an amount of the voting ownership or voting partnership interests of which sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by the Company or Purchaser, as the case may be. For purposes of this Merger Agreement, the term 'person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity and the term 'indebtedness' shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind,
(B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business) (F) all lease obligations of such person capitalized on the books and records of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate, or currency or commodity hedging, swap or similar derivative transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and
(J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                 Section 12.7 Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement between Purchaser and the Company dated August 17, 1994), (b) is not intended to confer upon any other person any rights or remedies hereunder, (c) shall not be assigned by operation of law or otherwise, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement. This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                 IN WITNESS WHEREOF, Purchaser, Sub the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                     STANT CORPORATION,

                                     By: /s/ Thomas F. Plocinik

                                     Name:  Thomas F. Plocinik
                                     Title: Senior Vice President-Finance

                                     STANT EXPANSION CORPORATION,

                                     By: /s/ Thomas F. Plocinik

                                     Name:  Thomas F. Plocinik
                                     Title: Vice President and Treasurer

                                     TRICO PRODUCTS CORPORATION,

                                     By: /s/ Christopher T. Dunstan

                                     Name:  Christopher T. Dunstan
                                     Title: Vice Chairman, Senior
                                            Vice President and
                                            Chief Financial Officer

                                                                       EXHIBIT A

                            CONDITIONS OF THE OFFER

               Notwithstanding any other term of the Offer or this Merger Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless, (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Company Common Stock which would constitute two-thirds of the outstanding shares of Company Common Stock (the 'Minimum Condition') and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated (the 'HSR Condition'). Furthermore, notwithstanding any other term of the Offer or this Merger Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Merger Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exist (other than as a result of any action or inaction of Purchaser or any of its subsidiaries which constitutes a breach of this Merger Agreement):

               (a) there shall be threatened or pending by any Governmental Entity or any other person any suit, action or proceeding (in the case of a suit, action or proceeding by a person other than a Governmental Entity, such suit action or proceeding having a reasonable likelihood of success), (i) challenging the acquisition by Purchaser or Sub of any shares of Company Common Stock under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any of the other transactions contemplated by this Merger Agreement, or seeking to obtain from the Company, Purchaser or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Purchaser or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, or to compel the Company or Purchaser to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as a result of the Offer, the Merger or any of the other transactions contemplated by this Merger Agreement,
(iii) seeking to impose material limitations on the ability of Purchaser or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock accepted for payment pursuant to the Offer including, without limitation, the right to vote such Company Common Stock on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Purchaser or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or of its subsidiaries, or (v) which otherwise is reasonably likely to have a Material Adverse Effect;

               (b) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction threatened, proposed, sought, enacted, entered, enforced, promulgated or deemed applicable to (i) the Purchaser, the Company, or any of their respective subsidiaries or (ii) the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

               (c) there shall have occurred any Material Adverse Change;

               (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Sub its approval or recommendation of the Offer, the Merger or this Merger Agreement;

               (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States that continues for a period of two days (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index) and (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

               (f) any of the representations and warranties of the Company set forth in this Merger Agreement shall not be true and correct as of the date of the Merger Agreement and as of any time thereafter through the time of the acceptance of shares of Company Common Stock or the time of payment therefor pursuant to the Offer as if made as of such time, taking into account in accordance with Section 6.1 any materiality qualifications contained in such representations and warranties (except to the extent such representations and warranties expressly relate to an earlier date);

               (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Merger Agreement; or

                 (h)  the  Merger   Agreement  shall  have  been  terminated  in
accordance with its terms.

               The foregoing conditions are for the sole benefit of Sub and Purchaser and may, subject to the terms of the Merger Agreement, be waived by Sub and Purchaser in whole or in part at any time and from time to time in their sole discretion. The failure by Purchaser or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                      EXHIBIT B

                              CERTAIN SHAREHOLDERS

                 Stockholder                                                   Number of
                                                                           Stockholder Shares
            1.       JOHN R. OISHEI, APPRECIATION CHARITABLE TRUST            319,260

            2.       JULIA R. & ESTELLE L. FOUNDATION INCORPORATED            150,924

            3.       MR. RUPERT WARREN, individually and as trustee           144,112

                                                                       EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                       OF

                           TRICO PRODUCTS CORPORATION

               Under Section 402 of the Business Corporation Law

               The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, does hereby certify:

               FIRST:   The  name  of  the   Corporation   is  'TRICO   PRODUCTS
CORPORATION', hereinafter referred to as the 'Corporation'.

               SECOND: The purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

               THIRD: The capital of the Corporation shall be at least equal to the sum of the aggregate amount of consideration received by the Corporation for the issuance of shares without par value, plus such amounts as from time to time by resolution of the Board of Directors may be transferred thereto.

               FOURTH: The total number of shares which the Corporation is authorized to issue is 1,000 shares, all of which are to be common shares without par value.

               FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

               SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, is C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

               SEVENTH: The office of the Corporation shall be located in Buffalo, New York.

               EIGHTH:  The duration of the Corporation is to be perpetual.

               NINTH:  The number of directors of the Corporation is to be three
(3).

               TENTH: The directors of the Corporation need not be stockholders therein, unless the By-laws shall so require. The Board of Directors shall have power to hold its meetings in the

State of New York, or outside the State of New York, in such places as from time to time may be designated by the By-laws, or by resolution of the Board of Directors. No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves parties to such contract or transaction.

               ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision herein contained, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

               TWELFTH: To the fullest extent permitted by the New York Business Corporation Law, as the same exists on the date of the adoption of this Certificate or to such greater extent permitted by any amendment of such law, a director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director. No amendment or repeal of this paragraph or adoption of any provision inconsistent herewith shall have any effect on the liability of any director of the Corporation with respect to any act or omission as a director occurring prior to the amendment, repeal or adoption.